                                                                      EXHIBIT 11

EXHIBIT 11. STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
- ----------------------------------------------------------

                                     ($ in thousands, except per share amounts)
                                               Years ended December 31,
                                     ------------------------------------------
                                             1993        1992        1991
                                           --------     -------    --------
Primary
- -------
Earnings:
 Earnings from continuing operations
  before extraordinary item                $ 35,126     $10,318    $ 12,250
 Deduct dividends on preferred stock          2,554       2,561       2,571
                                           --------     -------    --------
 Earnings from continuing operations
  applicable to common stock                 32,572       7,757       9,679
 Loss from discontinued operations          (35,303)         --     (38,537)
 Earnings from extraordinary item                --       1,573          --
                                           --------     -------    --------
 Net earnings (loss) applicable to
  common stock                             $ (2,731)    $ 9,330    $(28,858)
                                           ========     =======    ========

Shares:
 Weighted average number of common
  shares outstanding                         14,835      14,820      14,804
 Dilutive effect of outstanding
  options and rights (as determined
  by the application of the treasury
  stock method at the average market
  price for the year)                            -- (1)      13          -- (1)
                                           --------     -------    --------

 Weighted average number of shares
  outstanding, as adjusted                   14,835      14,833      14,804
                                           ========     =======    ========

 Primary earnings (loss) per share:
  Continuing operations                    $   2.20     $  0.52    $   0.65
  Discontinued operations                     (2.38)         --       (2.60)
  Extraordinary item                             --        0.11          --
                                           --------     -------    --------

  Net earnings (loss) per share            $  (0.18)    $  0.63    $  (1.95)
                                           ========     =======    ========

Fully Diluted
- -------------
Earnings:
 Net earnings (loss)                       $   (177)    $11,891    $(26,287)
 Deduct dividends on preferred stock (2)      2,554       2,561       2,571
                                           --------     -------    --------

 Net earnings applicable to common stock   $ (2,731)    $ 9,330    $(28,858)
                                           ========     =======    ========

Shares:
Weighted average number of common
 shares outstanding                          14,835      14,820      14,804
Dilutive effect of outstanding options
 and rights (as determined by the
 application of the treasury stock
 method at the higher of the ending
 or average market price for the year)           -- (1)      25          -- (1)

- ----------------------------------------------------------

                                     ($ in thousands, except per share amounts)
                                     ------------------------------------------
                                               Years ended December 31,
                                             1993        1992       1993
                                           --------    -------    --------
Fully Diluted (continued)
- -------------------------
Shares (continued):
 Shares issuable from assumed exercise
  of convertible preference stock (2)           --          --          --
                                           -------     -------    --------
 Weighted average number of shares
  outstanding, as adjusted                  14,835      14,845      14,804
                                           =======     =======    ========

Fully diluted earnings (loss) per share:
 Continuing operations                     $  2.20     $  0.52    $   0.65
 Discontinued operations                     (2.38)         --       (2.60)
 Extraordinary item                             --        0.11          --
                                           -------     -------    --------

 Earnings (loss) per share                 $ (0.18)    $  0.63    $  (1.95)
                                           =======     =======    ========


Additional Fully Diluted Computation (3)
- ----------------------------------------
Earnings:
 Net earnings (loss)                       $  (177)    $11,891    $(26,287)
                                           =======     =======    ========

Shares:
 Weighted average number of common
  shares outstanding                        14,835      14,820      14,804
 Dilutive effect of outstanding options
  and rights (as determined by the
  application of the treasury stock
  method at the higher of the ending or
  average market price for the year)            66          25          13
 Shares issuable from assumed exercise of
  convertible preference stock               1,710       1,682       1,243
                                           -------     -------    --------
 Weighted average number of shares
  outstanding, as adjusted                  16,611      16,527      16,060
                                           =======     =======    ========

Fully diluted earnings (loss) per share    $ (0.01)    $  0.72    $  (1.64)
                                           =======     =======    ========

(1) The inclusion of outstanding options and rights in this computation would have an anti-dilutive effect on earnings per share.

(2) The inclusion of preference stock in the fully dilutive computation would have an anti-dilutive effect on earnings per share.

(3) This calculation is submitted in accordance with Securities Exchange Act of 1934 Regulation S-K, paragraph 229.601 (b) (11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result in 1993, 1992 and 1991.

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